EXCERPT FROM:

MINUTES OF A REGULAR MEETING OF THE BOARD OF DIRECTORS OF NATIONWIDE LIFE INSURANCE COMPANY, held at the office of the Company in Columbus, Ohio, on April 1, 1987.

The following resolution concerning Nationwide Variable Account-II was presented for consideration:

RESOLVED, that the name of the Nationwide Spectrum Variable Account, established by resolution dated October 7, 1981, shall be and hereby is changed to “Nationwide Variable Account-II,” effective May 1, 1987.

A motion was made, seconded and carried, that the resolution be adopted.

EXCERPT FROM:

MINUTES OF A REGULAR MEETING OF THE BOARD OF DIRECTORS OF NATIONWIDE LIFE INSURANCE COMPANY, held at the office of the Company in Columbus, Ohio, on June 1, 1988.

The following resolution concerning Nationwide Variable Account-II was presented for consideration:

RESOLVED, that John E. Fisher, John L. Marakas, Peter F. Frenzer, Harvey S. Galloway, James E. Brock, Thomas E. Kryshak, and Gordon E. McCutchan, and each of them, with full power to act without the others, hereby are severally authorized and empowered to take any action necessary on behalf of the Nationwide Variable Account-II ("Variable Account") and the Nationwide Life Insurance Company ("Company"), as sponsor and depositor, to comply with the Investment Company Act of 1940, including the filing of applications for such exemptions from the Investment Company Act as the officers of the Company shall deem necessary or desirable; the Securities Exchange Act of 1934; the Securities Act of 1933; and all other applicable state and federal laws in connection with offering variable annuity contracts for sale and operation of the Variable Account.

A motion was made, seconded and carried, that the resolution be adopted.

EXCERPT FROM:

MINUTES OF A REGULAR MEETING OF THE BOARD OF DIRECTORS OF NATIONWIDE LIFE INSURANCE COMPANY, held at the office of the company in Columbus, Ohio, on April 5, 1989.

The following resolution concerning variable accounts was presented for consideration.

RESOLVED, that John E. Fisher, John L. Marakas, Thomas E. Kryshak, Gordon E. McCutchan, W. Sidney Druen, Joseph P. Rath, and W. E. Fitzpatrick, and each of them, with full power to act without the others, hereby are severally authorized and empowered to:

(1)
execute and cause to be filed with the Securities and Exchange Commission for the sale of Individual Deferred Variable Annuity Contracts in connection with the MFS Variable Account, Nationwide Variable Account, Nationwide Multi-Flex Variable Account, Nationwide Variable Account-II, Nationwide Variable Account-3, Nationwide Variable Account-4, Nationwide/Sierra Capital Variable Account; and the sale of Group Flexible Fund Retirement Contracts in connection with the Nationwide DC Variable Account, Nationwide Ohio DC Variable Account, NACo Variable Account; and the sale of Group Common Stock Variable Annuity Contracts in connection with Separate Account-l; and the sale of variable life insurance policies in connection with the Nationwide VLI Separate Account, Nationwide VLI Separate Account-2, and Nationwide VLI Separate Account-3 and by Nationwide Life Insurance Company ("Company"), as sponsor and depositor, a Registration Statement and any and all amendments thereto registering the Contracts in such amounts as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and

(2)
to take any action necessary on behalf of any of the above referenced Variable Accounts and the Company to comply with the Investment Company Act of 1940, including the execution and filing of applications for such exemptions from the Investment Company Act as the officers of the Company shall deem necessary or desirable; the Securities Exchange Act of 1934; the Securities Act of 1933; and all other applicable state and federal laws in connection with offering contracts for sale and operation of the Variable Accounts;

on behalf of and as attorneys for each of the above referenced Variable Accounts and the Company and on behalf of and as attorneys for the principal executive officer, and/or the principal financial officer, and/or the principal accounting officer, and/or any other officer of the Variable Accounts and the Company.

A motion was made, seconded and carried, that the resolution be adopted.

EXCERPT FROM:

MINUTES OF A REGULAR MEETING OF THE BOARD OF DIRECTORS OF NATIONWIDE LIFE INSURANCE COMPANY, held at the office of the Neckura Insurance Company, Oberursel, Germany, on August 5, 1993.

The following resolution concerning the Nationwide Variable Account and the Nationwide Variable Account-II was presented for consideration:

RESOLVED, that John E. Fisher, D. Richard McFerson, Peter F. Frenzer, Thomas E. Kryshak, Gordon E. McCutchan, W. Sidney Druen, and Joseph P. Rath, and each of them, with full power to act without the others, hereby are severally authorized and empowered to:

(1)
execute and cause to be filed with the Securities and Exchange Commission on behalf of the Nationwide Variable Account and the Nationwide Variable Account-II ("Variable Accounts"), and by Nationwide Life Insurance Company ("Company"), as sponsor and depositor, Registration Statements and any and all amendments thereto registering new classes of variable annuity contracts ("Contracts") under the Securities Act of 1933 in such amounts as the officers of the Company shall from time to time deem appropriate; and

(2)
to take any action necessary on behalf of the Variable Accounts and the Company to comply with the Investment Company Act of 1940, including the execution and filing of applications for such exemptions from the Investment Company Act as the officers of the Company shall deem necessary or desirable; the Securities Exchange Act of 1934; the Securities Act of 1933; and all other applicable state and federal laws in connection with offering Contracts for sale and operation of the Variable Accounts;

on behalf of and as attorneys for the Variable Accounts and the Company and on behalf of and as attorneys for the principal executive officer, and/or the principal financial officer, and/or the principal accounting officer, and/or any other officer of the Variable Accounts and the Company.

A motion was made, seconded and carried, that the resolution be adopted.